As filed with the Securities and Exchange Commission on February 14, 2024

Registration No. 333-166762

Registration No. 333-200721

Registration No. 333-220535

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment to

FORM S-3

Registration Statement No. 333-166762

Registration Statement No. 333-200721

Registration Statement No. 333-220535

UNDER

THE SECURITIES ACT OF 1933

CHURCH & DWIGHT CO., INC.

(Exact name of registrant as specified in its charter)

Delaware	13-4996950
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard

Ewing, NJ 08628

(609) 806-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Patrick de Maynadier

Executive Vice President, General Counsel and Secretary

Church & Dwight Co., Inc.

Princeton South Corporate Center

500 Charles Ewing Boulevard

Ewing, NJ 08628

(609) 806-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Louis Rambo, Esq.

Steven Burwell, Esq.

Proskauer Rose LLP

Eleven Times Square

New York, New York 10036

(212) 969-3000

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to the registration statements described herein.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Church & Dwight Co., Inc. (the “Registrant”) is filing this Post-Effective Amendment (this “Post-Effective Amendment”) to each of the following Registration Statements on Form S-3ASR (collectively, the “Prior Registration Statements”) previously filed with the Securities and Exchange Commission (the “SEC”) to deregister any and all securities that remain unsold under each such Registration Statement as of the date hereof:

•	Registration Statement No. 333-166762, originally filed with the SEC on May 12, 2010;

•	Registration Statement No. 333-200721, originally filed with the SEC on December 4, 2014; and

•	Registration Statement No. 333-220535, originally filed with the SEC on September 20, 2017.

The Registrant hereby deregisters all of the securities registered on the Prior Registration Statements that have not been sold thereunder as of the date hereof, and terminates the effectiveness of the Prior Registration Statements. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Prior Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment to the registration statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Ewing, New Jersey, on February 14, 2024.

CHURCH & DWIGHT CO., INC.

By:	/s/ Matthew T. Farrell
Matthew T. Farrell Chairman, President and Chief Executive Officer, Director

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.